              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form SB-2 for Diplomat Corporation, relating to 1,519,000 of the Company's common shares, of our report dated January 16, 1997 (February 25, 1997 as to notes 10 and 11), relating to the financial statements of Diplomat Corporation as of September 30, 1996 and for the nine months then ended and to the reference to our firm under the caption Experts in the registration statement.

                                       /s/ Feldman Radin & Co. P.C.
                                       ----------------------------
                                       Feldman Radin & Co., P.C.
                                       Certified Public Accountants

New York, N.Y.
March 24, 1997